SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2005

OPINION RESEARCH
CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22554 (Commission File Number)	22-3118960 (I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

          Named Executive Officer Compensation

          On March 22, 2005, the Compensation Committee of the Board of Directors of Opinion Research Corporation (the “Company”) determined the annual base salary for 2005 and the incentive award for 2004 payable to each of the executive officers named in the Company’s summary compensation table, as follows:

	Annual Base Salary
Executive Officer	Effective January 1, 2005	Incentive Award
John F. Short	$475,000	$130,611
Frank J. Quirk	$343,000	$102,000
Douglas L. Cox	$281,000	$ 27,988
Wayne Holden	$245,000	$ 67,500
Ruth Wolf	$235,000	$ —

          Form of Option Award Document

          Pursuant to the Company’s 1997 Stock Incentive Plan (the “Plan”), the Company from time to time grants stock options to its executive officers and certain other employees. The Plan was filed as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, and an amendment to the Plan was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The forms of agreements that the Company uses for grants of stock options under the Plan are attached to this Form 8-K as Exhibits 10.1 and 10.2.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Form of Stock Option Award Agreement for Employees
10.2	Form of Stock Option Award Agreement for Directors

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: March 24, 2005	By:	/s/ Douglas L. Cox

Name: Douglas L. Cox
Title: Executive Vice President and Chief Financial Officer